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                                                                 Exhibit 10.15


                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is made effective the 11th day of July, 1996, by and between TANISYS TECHNOLOGY, INC., a Wyoming corporation, with principal offices located at 12201 Technology Boulevard, Suite l30, Austin, Texas 78727 (hereinafter referred to as the "Employer"), and Joe Davis, a resident of Monroe, Louisiana (hereinafter referred to as the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Employer desires to continue to employ the Employee, and the Employee and Employer desire to enter into an agreement relating to such employment, outlining the duties and obligations of each:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, it is agreed as follows:

     1. EMPLOYMENT. The Employer agrees to employ the Employee, and the Employee agrees to be employed by the Employer, subject to the terms and conditions set forth herein.

     2. TERM. Subject to the provisions hereof, the term of the Employee's employment by the Employer under this Agreement shall expire July 11, 1997; provided that such term of employment shall continue thereafter unless and until terminated by either the Employer or the Employee upon no less than one hundred twenty (120) days' prior written notice to the other of the desire to terminate such employment. The term of the Employee's employment hereunder, including any continuation of the original term, is hereinafter referred to as the "Employment Period."

     3. POSITION AND DUTIES. During the Employment Period, the Employee shall serve as Chief Financial Officer of the Employer with such assignments, powers and duties as are assigned or delegated to him by the President of the Employer. Such assignments, powers and duties may, from time to time, be modified by the Employer, as the Employer's needs may require. The Employee shall also, at the request of the Employer, perform similar services for

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any Affiliate (as hereinafter defined) of the Employer without additional compensation. The Employee agrees to devote all of his business time, skill, attention and best efforts to the business of the Employer and its Affiliates in the advancement of the best interests of the Employer and its Affiliates. As used in this Agreement, the term "Affiliate" of the Employer means any person or corporation that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under the control of the Employer.

     4.   COMPENSATION.

          A. For all services rendered by the Employee to the Employer during the Employment Period, the Employer shall pay the Employee a salary at the rate of $115,000 per year. The compensation is to be payable, subject to such withholdings as are required by law, in installments in accordance with the Employer's customary payroll practices.

          B. The Employer will grant to the Employee an option to purchase 120,000 shares of its common stock at an option price determined by the policies, guidelines, rules and regulations of the Vancouver Stock Exchange.
One third of such option shall vest on each of the first, second and third anniversaries of the date of grant and shall expire five (5) years from the date of grant.

     5. OFFICE FACILITIES. During the Employment Period, the Employer will furnish the Employee, without charge, suitable office facilities for the purpose of performing his duties hereunder, which facilities shall include secretarial, telephone, clerical and support personnel and services and shall be similar to those furnished to employees of the Employer having comparable positions.

     6. FRINGE BENEFITS; VACATIONS. During the Employment Period, the Employee shall be entitled to participate in or receive benefits under such pension, medical and life insurance and other employee benefit plans of the Employer which may be in effect from time to time, to the extent he is eligible under the terms of those plans, on the same basis as other employees of the Employer having comparable positions.

     7.   EXPENSES.

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          A.   Subject to such policies regarding expenses and expense
reimbursement as may be adopted from time to time by the Employer and compliance therewith by the Employee, the Employee is authorized to incur reasonable expenses in the performance of his duties hereunder, and the Employer will reimburse the Employee for such reasonable out-of-pocket expenses upon the presentation by the Employee of an itemized account and receipts satisfactory to the Employer.

          B. The Employee will be reimbursed for the normal and reasonable costs of moving personal effects from his current place of residence to the Austin area.

          C. The Employee will be reimbursed for the normal and reasonable cost of selling his existing home in Monroe, Louisiana. Such reimbursement to include closing costs including real estate brokerage fees. However, if the Employee voluntarily resigns prior to 12 months of employment, the Employee will be responsible for returning all or part of the reimbursement described in 7C as follows:

                                                     % OF REIMBURSEMENT RETURNED
                                                     BY EMPLOYEE:
     Voluntary resignation in less than 6 months     100%
     Voluntary resignation in less than 9 months      75%
     Voluntary resignation in less than 12 months     50%

     8.   TERMINATION.

          A. If the Employee dies or becomes disabled during the Employment Period, the Employee's salary and other rights under this Agreement or as an employee of the Employer (except for salary and other rights accrued prior thereto) shall terminate at the end of the month during which death or disability occurs. For purposes of this Agreement, the Employee shall be deemed to be "disabled" if, at any time during the Employment Period, the Employee shall have been unable to perform the duties of his employment hereunder due to physical or mental incapacity for a period of ninety (90) days or any ninety
(90) days in a period of two hundred seventy (270) days.

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          B.   If the Employee fails to perform his duties hereunder or to comply with any of the provisions hereof or commits any act of misconduct, malfeasance, gross negligence or disloyalty, the Employment Period and the Employee's salary and other rights under this Agreement as an employee of the Employer, subject to 8C below, shall terminate upon written notice from the Employer to the Employee, but such termination shall not affect the liability of the Employee by reason of his misconduct, malfeasance, gross negligence or disloyalty.

          C. If it is determined that the Employer has terminated the Employee without cause as determined in accordance with Section 8B above, the Employee will not be subject to the provisions of Section 10, COVENANT NOT TO COMPETE, herein.

     9. COVENANTS NOT TO DISCLOSE. The Employee covenants and agrees that he will not, at any time during or after the termination of his employment by the Employer, communicate or disclose to any person, or use for his own account, or advise, discuss with, or in any way assist any other person or firm in obtaining or learning about, without the prior written consent of the Employer, information concerning any inventions, processes, programs, systems, flow charts or equipment used in, or any secret or confidential information (including, without limitation, any customer lists or trade secrets) concerning, the business and affairs of the Employer or any of its Affiliates acquired by the Employee during the term of his employment by the Employer. The Employee further covenants and agrees that he shall retain all such knowledge and information concerning the foregoing in trust for the sole benefit of the Employer and its Affiliates and their respective successors and assigns.

     10. COVENANT NOT TO COMPETE. The Employee covenants and agrees that, during the Employment Period and for a period of one (1) year after the voluntary resignation of the Employee or termination for cause as outlined in 8B herein, he will not directly render services or advice to, or be engaged in a business during such one-year period, where said business' primary products or services are in direct competition with the primary products or services of the Employer except in the course of his employment hereunder or except upon the written consent of the Employer.

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     11.  ESSENTIAL NATURE OF COVENANTS.  The covenants of the Employee contained in Sections 9 and 10 shall be construed as independent of any other provision of this Agreement; and the existence of any claim or cause of action of the Employee against the Employer or any of its subsidiaries, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of said covenants. The Employee understands that the covenants contained in Sections 9 and 10 are essential elements of the transactions contemplated by this Agreement and, but for the agreement of the Employee to Sections 9 and 10, the Employer would not have agreed to enter into such transactions.

     12. REMEDIES. In the event of a breach or threatened breach by the Employee of Section 9 or 10, the Employer shall be entitled to a temporary restraining order and an injunction restraining the Employee from the commission of such breach. Nothing herein contained shall be construed as prohibiting the Employer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages.

     13. WAIVER OF BREACH. The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

     14. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and legal representatives. Insofar as the Employee is concerned, this Agreement, being personal, cannot be assigned.

     15. SEVERABILITY. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original, but all of which together shall constitute one and the same instrument.

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     17.  GOVERNING LAW.  This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of Texas.

     18. NOTICE. All Notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) days after being mailed by registered or certified first-class mail, postage prepaid, return receipt requested, if to the Employee at 303 Auburn Avenue, Monroe, Louisiana 71201, or if to the Employer, at the address listed above, or to such other address as such party shall have specified by notice to the other party hereto as provided in this section.

     19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

TANISYS TECHNOLOGY, INC.



By:  /S/ MARK C. HOLLIDAY
   ------------------------------------
     Chief Executive Officer




     /s/ JOE DAVIS
   ------------------------------------
   JOE DAVIS

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